UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 29, 2001
                                                 ----------------

                       PREMIER MORTGAGE RESOURCES, INC.
              --------------------------------------------------
              (Exact Name of Registrant as specified in charter)



         Nevada                     0-27987               88-0343833
- -------------------------         ------------         -------------------
(State or other jurisdic-         (Commission            (IRS Employer
 tion of incorporation)           File Number)         Identification No.)


280 Windsor Highway, New Windsor, New York              29809
- ------------------------------------------            ----------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (845) 561-7770
                                                   ----------------

                                     N/A
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.   Reverse Stock Split; Change in Capital

     As of January 29, 2001, Premier Mortgage Resources, Inc.("the Company") had, issued and outstanding, a total of 10,086,794 shares of its Common Stock from its total authorized 50,000,000 shares. On December 29, 2000, the Company's Board of Directors unanimously resolved to reverse split the Company's issued and outstanding Common Stock on a one for ten basis (1:10). The effective date selected for this adjustment will be February 1, 2001. On that date, at the start of business, the total issued and outstanding shares of Common Stock of the Company will be 1,008,680 shares.

     New stock certificates will be available from the transfer agent on the effective date. The new stock certificates will bear a new CUSIP number.

     The capital funds created from the reverse split will be accounted for as "Additional Paid in Capital" on the Company's balance sheet.

     Pursuant to Rule 10b-17 of The Securities Exchange Act of 1934, the Company timely notified NASDAQ through the OTC Bulletin Board Coordinator. The new trading symbol for the Company, beginning on February 1, 2001, will be "PMRS".


                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               PREMIER MORTGAGE RESOURCES, INC.



Date    January 29, 2001                        By: /s/ Joe Cilento
                                                ----------------------
                                                Joe Cilento, President